Exhibit 99.1

Movano Health Announces Reverse Stock Split

Shares Expected to Begin Trading on Split-Adjusted Basis on October 29, 2024

PLEASANTON, CA October 25, 2024 -- Movano Health (Nasdaq: MOVE) announced today that it will implement a 1-for-15 reverse stock split of the issued shares of its common stock (the “Reverse Stock Split”), effective at 12:01 a.m. Eastern time on October 29, 2024. The Company’s common stock is expected to begin trading on a split-adjusted basis when the market opens on Tuesday, October 29, 2024, and will continue to trade on The Nasdaq Capital Market under the symbol “MOVE.” The new CUSIP number for the common stock will be 62459M 206.

The Reverse Stock Split is intended to increase the bid price of the common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Company’s stockholders authorized the reverse stock split at the Company’s annual meeting of stockholders held on July 9, 2024, with the final ratio subsequently determined by the Company’s Board of Directors.

As a result of the Reverse Stock Split, every 15 shares of the Company’s pre-split common stock issued and outstanding will be automatically reclassified into one new share of the Company’s common stock. This will reduce the number of shares outstanding from approximately 99.5 million shares to approximately 6.6 million shares. The number of authorized shares of the Company’s common stock will remain unchanged. Stockholders who would otherwise be entitled to receive a fractional share will instead automatically have their fractional interests rounded up to the next whole share, after aggregating all the fractional interests of a holder resulting from the Reverse Stock Split. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s equity plans and grants thereunder, as applicable. The Reverse Stock Split will not affect the par value of the common stock.

The combination of, and reduction in, the issued shares of common stock as a result of the Reverse Stock Split will occur automatically at the effective time of the Reverse Stock Split without any additional action on the part of the Company’s stockholders. The Company’s transfer agent, Pacific Stock Transfer Company, is acting as the exchange agent for the Reverse Stock Split and will send stockholders of record holding their shares electronically in book-entry form a transaction notice indicating the number of shares of common stock held after the Reverse Stock Split. Stockholders who hold their shares through a broker, bank, or other nominee will have their positions adjusted to reflect the Reverse Stock Split, subject to their broker, bank, or other nominee’s particular processes, and are not expected to be required to take any action in connection with the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in the Company’s definitive proxy statement for the annual meeting of stockholders of the Company held on July 9, 2024, which was filed with the U.S. Securities and Exchange Commission on May 28, 2024, a copy of which is available at www.sec.gov and on the Company’s website.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health, maker of the Evie Ring (www.eviering.com), is developing a suite of purpose-driven healthcare solutions to bring medical-grade data to the forefront of wearables. Featuring modern and flexible form factors, Movano Health’s devices offer an innovative approach to delivering trusted data to both customers and enterprises, capturing a comprehensive picture of an individual’s health data and uniquely translating it into personalized and intelligent insights.

Movano Health’s proprietary technologies and wearable medical device solutions will soon enable the use of data as a tool to proactively monitor and manage health outcomes across a number of patient populations that exist in healthcare. For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding plans with respect to the timing and impact of the Reverse Stock Split, the commercial launches of the Evie Ring and EvieMED Ring; our expectations regarding potential commercial opportunities; planned cost-cutting initiatives; anticipated FDA clearance decisions with respect to our products; expected future operating results; product development and features, product releases, clinical trials and regulatory initiatives; our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact

Jill Schmidt/JSPR

jill@jillschmidtpr.com

T: 847-904-2806